SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 16, 1997

                           Community Bankshares, Inc.
             (Exact name of registrant as specified in its charter)


        South Carolina                  000-22054             57-0966962
(State or other jurisdiction of        (Commission         (I.R.S. Employer
incorporation or organization)        File Number)       Identification No.)


             791 Broughton Street, Orangeburg, South Carolina 29116

              (Address of principal executive offices and zip code)

Registrant's telephone number, including area code (803) 535-1060

                                       N/A

         (Former name or former address, if changed since last report.)



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Item 5.  Other Events.

         This Current Report on Form 8-K is being filed for the purpose of updating the description of the Registrant's Common Stock set forth in the Registration Statement on Form 8-A, filed October 21, 1996 (Commission File No. 001-12341).

         On June 16, 1997, the Registrant's Board of Directors approved a two-for-one split of the Registrant's Common Stock pursuant to which one additional share will be issued for each share of common stock outstanding. In connection with the stock split, the Registrant has amended its articles of incorporation to increase from 6,000,000 to 12,000,000 the number of authorized shares of Common Stock. The record date for the stock split is July 2, 1997 and the payable date will be July 21, 1997. The Registrant has filed Articles of Amendment to its Articles of Incorporation to cause the increase in authorized shares to be effective on July 21, 1997.

Exhibits

3.1 Articles of Amendment to Registrant's Articles of Incorporation, filed June 19, 1997.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           COMMUNITY BANKSHARES, INC.
                                           -------------------------------------
                                                   (Registrant)


                                                William W. Traynham
Date: June 19, 1997                         By:---------------------------------
                                                William W. Traynham
                                                President

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                                  EXHIBIT INDEX

Exhibits

3.1 Articles of Amendment to Registrant's Articles of Incorporation, filed June 19, 1997.